Exhibit 10.13

STERLING CHECK CORP.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

INTRODUCTION

1.1    Purpose. The Sterling Check Corp. Employee Stock Purchase Plan is intended to provide a method whereby Eligible Employees of Sterling Check Corp. and its Designated Subsidiaries will have an opportunity to purchase shares of Common Stock through accumulated payroll deductions.

1.2    Qualification. It is the intention of the Company that the Plan will qualify as an “employee stock purchase plan” under Section 423 or any successor provision of the Code. The provisions of the Plan shall be construed so as to extend or limit the operation of, and participation in, the Plan as necessary to conform to the requirements of Section 423 of the Code.

ARTICLE II

DEFINITIONS

Capitalized terms used in the Plan shall have the following meanings:

2.1     “Administrative Committee” shall have the meaning set forth in Section 10.1.

2.2    “Board” shall mean the Board of Directors of the Company.

2.3    “Change in Capitalization” means any increase or decrease in the number or kind of shares of Common Stock, any change (including, but not limited to, in the case of a spin-off, dividend, or other distribution in respect of shares of Common Stock, a change in value) in the shares of Common Stock, or any exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company or another entity, in each case by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, spin-off, split-up, stock dividend, stock split or reverse stock split, extraordinary or non-recurring cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure, any similar corporate event or transaction, or any other transaction that is an “equity restructuring” within the meaning of ASC Topic 718.

2.4    “Code” shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

2.5    “Committee” shall mean the Compensation Committee of the Board; provided, that if there is no Compensation Committee of the Board, or if the Board determines that the Compensation Committee shall not be the Committee, then the Committee shall be the Board or such Directors as are appointed by the Board to be the Committee.

2.6    “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and any other securities into which such shares are changed or for which such shares are exchanged.

2.7    “Company” shall mean Sterling Check Corp., a Delaware corporation, and shall include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

2.8    “Compensation” shall mean an Eligible Employee’s base salary or hourly wages. The Plan Administrator, in its discretion, may, on a uniform and nondiscriminatory basis and in compliance with Section 423(b) of the Code, establish a different definition of Compensation for a subsequent Offering Period.

2.9     “Contribution” shall mean, for any Offering Period, the total of all payroll deductions from a Participant’s Compensation during the Offering Period pursuant to Section 4.1 hereof; provided, however, that a Participant’s Contribution may be reduced in whole or in part by the Plan Administrator, in its discretion, at any time during an Offering Period which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.1(b) hereof; provided, further, however, that a Participant’s Contribution in any calendar year may not exceed the Participant’s Compensation during such calendar year.

2.10    “Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other similar change in the Company’s capital stock, (b) a liquidation or dissolution of the Company, or (c) a Change in Control (as defined in the Company’s 2021 Omnibus Incentive Plan, or any successor plan thereto, as may be amended and restated from time to time).

2.11    “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate, or terminate the designation of, a Subsidiary as a Designated Subsidiary at any time.

2.12    “Director” shall mean a director of the Company.

2.13    “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after a Purchase Right is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary (as determined under Section 423(b)(3) of the Code) and (ii) who has been employed by the Company or a Designated Subsidiary for at least twelve (12) consecutive months (or such lesser period of time as may be determined by the Plan Administrator in its discretion). For purposes of clause (i) in the preceding sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual. The Plan Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include (x) an individual (A) if he or she is a highly compensated employee within the meaning of Section 414(q) of the Code, or (B) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act; (y) an individual whose customary employment is less than twenty (20) hours per week; or (z) an individual whose customary employment is less than five (5) months in any calendar year; provided, that any of the exclusions in clauses (x)-(z) is applied with respect to each Offering in an identical manner to all applicable employees of the Company or Designated Subsidiary whose employees are participating in that Offering. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period of leave.

2.14    “Employee” shall mean any individual who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code or as determined under applicable local law.

2.15    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.16    “Fair Market Value” shall mean, as of any date (a) if the shares of Common Stock are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the value of such shares of Common Stock on that date, as determined by the Committee in its good faith discretion, or (b) if the shares of Common Stock are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the shares of Common Stock as reported on the principal nationally recognized stock exchange on which the shares of Common Stock are traded on such date, or if no share prices are reported on such date, the closing price of the shares of Common Stock on the next preceding date on which there were reported share prices.

2.17     “Offering” means an offering of Common Stock pursuant to this Plan.

2.18    “Offering Date” shall mean the first business day of each Offering Period.

2.19    “Offering Price” shall have the meaning set forth in Section 5.3 hereof.

2.20    “Offering Period” shall mean each period during which an Offering is outstanding under the Plan. Each Offering Period shall be of such duration, not exceeding twenty-seven (27) months, as determined by the Plan Administrator prior to the beginning of the applicable Offering Period.

2.21    “Participant” shall mean any Eligible Employee who elects to participate in the Plan in accordance with the provisions of Section 3.2 hereof.

2.22    “Plan” shall mean the Sterling Check Corp. Employee Stock Purchase Plan, as may be amended and restated from time to time.

2.23    “Plan Administrator” shall mean the Compensation Committee or the Administrative Committee to the extent the Administrative Committee is carrying out its administrative functions under the Plan.

2.24    “Purchase Date” shall mean the last business day of each Offering Period, and each other date or dates within an Offering Period, if any, as may be determined by the Committee prior to the commencement of the Offering Period.

2.25    “Purchase Right” shall mean the right to purchase shares of Common Stock granted to an Eligible Employee pursuant to Article V.

2.26    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.27    “Subsidiary” shall mean any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1    Eligibility.

(a)    Each Employee who is an Eligible Employee on an Offering Date shall be eligible to participate in the Offering Period commencing on such Offering Date. Persons who are not Eligible Employees on an Offering Date shall not be eligible to participate in the Plan with respect to that Offering Period.

(b)    Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted a Purchase Right to purchase shares of Common Stock under the Plan which permits such Eligible Employee’s rights to purchase stock under all employee stock purchase plans of the Company or any Subsidiary subject to Section 423 of the Code to accrue at a rate which exceeds $25,000 of Fair Market Value of the Common Stock (determined at the time such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

3.2    Commencement of Participation. An Eligible Employee may become a Participant by completing an authorization for payroll deductions on the form provided by the Plan Administrator and filing the completed form in accordance with the enrollment procedures established by the Plan Administrator. Payroll deductions for a Participant shall commence on the next following Offering Date after the Employee’s authorization for payroll deductions becomes effective. Each Participant shall be deemed to continue participation in the Plan until the earlier of (a) the termination of the Plan and (b) such Eligible Employee’s termination of participation in the Plan pursuant to Article VII hereof.

ARTICLE IV

PARTICIPANT CONTRIBUTIONS

4.1    Amount of Deduction. The form described in Section 3.2 will permit a Participant to elect a percentage (not to exceed 15% of Compensation) or fixed dollar amount of payroll deductions for each pay period ending during an Offering Period; provided, that a Participant’s payroll deductions may be reduced in whole or in part by the Plan Administrator, in its discretion, at any time during an Offering Period which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.1(b) hereof.

4.2    Participant’s Account. All payroll deductions made for a Participant pursuant to Section 4.1 hereof shall be credited to a bookkeeping account established for such Participant under the Plan.

4.3    Changes in Payroll Deductions. A Participant may increase or reduce (including a complete cessation) future payroll deductions (within the limits described in Section 4.1 hereof) by completing a form provided by the Plan Administrator for such purpose and filing the completed form in accordance with the procedures established by the Plan Administrator. An increase or reduction in future payroll deductions may be made at any time and (i) with respect to increases in payroll deductions, shall be effective as of the first day of the next Offering Period and (ii) with respect to decreases in payroll deductions, shall be effective as of the first pay period as is practicable following the Company’s receipt of the form providing for a decrease in payroll deductions. A Participant is permitted to make no more than one payroll deduction change that is effective during any Offering Period. Until a Participant has timely submitted a form in the manner specified in this Section 4.3, payroll deduction will continue throughout the Offering Period and future Offering Periods (unless participation in the Plan ceases pursuant to Section 7.1) in accordance with the most recent payroll deduction authorization form submitted by the Participant.

4.4    Withholding. At any time, the Company or a Designated Subsidiary may withhold from the Participant’s Compensation an amount necessary for the Company to satisfy any applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the early disposition of the Common Stock by the Participant. Furthermore, the Company reserves the right to satisfy its applicable withholding obligations by any other means, as determined by the Plan Administrator. The Company may defer delivery of shares of Common Stock until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Participant or beneficiary to elect, subject to such conditions as the Committee shall impose, to have a number of whole shares of Common Stock otherwise issuable under the Plan withheld that, based on their Fair Market Value on the date immediately preceding the applicable Purchase Date, is a sufficient number, but not more than is required, to satisfy the withholding tax obligations.

ARTICLE V

OFFERINGS

5.1    Offering Periods. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been earlier terminated. The terms and conditions of each Offering Period may vary, and two or more Offering Periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special Offering Periods may be established under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any Offering Period contravene the express limitations and restrictions of the Plan, and the Participants in each separate Offering Period shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

5.2    Number of Shares Subject to Purchase Rights. On each Offering Date, each Participant shall be deemed to have been granted a Purchase Right to purchase a number of shares of Common Stock equal to (a) the Contribution divided by (b) the applicable Offering Price determined as provided in Section 5.3 hereof; provided, that in no event will a Participant be permitted to purchase during each Offering Period more than 3,000 shares of Common Stock (subject to any adjustments pursuant to Section 12.3); provided, further, that purchases hereunder shall be subject to the limitations set forth in Sections 3.1(b) and 9.1 hereof.

5.3    Offering Price. Unless otherwise determined by the Committee, the per share purchase price of shares of Common Stock purchased with Contributions made during any Offering Period (the “Offering Price”) by a Participant shall be equal to the lesser of:

(a)    eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date of such Offering Period; or

(b)    eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date of such Offering Period (or if there is more than one (1) Purchase Date in the Offering Period, on the applicable Purchase Date).

If the Committee desires to establish an Offering Price or a formula for setting the Offering Price for an Offering Period that is different than the Offering Price determined above, it shall do so in advance of the applicable Offering Period; provided, that, the Offering Price shall in no event be less than the Offering Price determined above. Any such Offering Price or formula for setting the Offering Price may, if the Committee so determines, remain in effect for subsequent Offering Periods until modified by the Committee.

ARTICLE VI

EXERCISE AND OTHER TERMS OF PURCHASE RIGHTS

6.1    Automatic Exercise. Subject to Section 12.7 hereof, and unless a Participant withdraws from the Plan as provided in Section 7.1 hereof or otherwise becomes ineligible to participate in the Plan, each Participant’s right to purchase of shares of Common Stock with Contributions made during any Offering Period shall be exercised automatically on the each Purchase Date within the Offering Period, and the maximum number of full shares of Common Stock subject to the Purchase Right shall be purchased for the Participant at the applicable Offering Price with the accumulated Contributions in such Participant’s account as of the applicable Purchase Date. No fractional shares shall be purchased, and any Contributions accumulated in a Participant’s account which are not sufficient to purchase a full share of Common Stock on a Purchase Date shall be retained in the Participant’s account for the next following Offering Period or, if applicable, the next Purchase Date within the Offering Period. In addition, if by reason of the accrual limitations set forth in Section 3.1(b), any Purchase Right of a Participant does not accrue for a particular Offering Period, then the Contributions which the Participant made during that Offering Period with respect to such Purchase Right shall be refunded as soon as administratively feasible after the end of the Offering Period.

6.2    Non-Transferability of Rights. Purchase Rights under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 7.1 hereof. During a Participant’s lifetime, Purchase Rights held by a Participant shall be exercisable only by such Participant.

6.3    Delivery of Shares. Subject to Section 12.7 hereof, as promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant of the shares of Common Stock purchased by the Participant in a form determined by the Plan Administrator and pursuant to rules established by the Plan Administrator. The Plan Administrator may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Plan Administrator may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Purchase Right granted under the Plan until such shares have been purchased and delivered to the Participant, including to a broker designated by the Company, as provided in this Section 6.3.

6.4    Stock Transfer Restrictions. The Plan is intended to satisfy the requirements of Section 423 of the Code. Shares of Common Stock purchased under the Plan may contain such restrictions, terms and conditions as the Committee may, in its discretion, determine, and the Committee may, in its discretion, require that an appropriate legend be placed on the certificates evidencing such shares of Common Stock.

ARTICLE VII

WITHDRAWAL

7.1    In General. At any time prior to the last five (5) business days before a Purchase Date, a Participant may withdraw all or a portion of the Contributions credited to such Participant’s account and not yet used to exercise such Participant’s Purchase Right under the Plan by giving written notice to the Plan Administrator in accordance with any procedures the Plan Administrator may set. Such withdrawn amount shall be paid to the Participant as soon as reasonably practicable after receipt of the notice of withdrawal, and the Participant’s Purchase Right for the Offering Period with respect to such amount shall be automatically terminated. No further contributions for the purchase of shares of Common Stock shall be made during such Offering Period, and such Participant shall not participate in such Offering Period with respect to the withdrawn amount.

7.2    Effect on Subsequent Participation. A Participant’s withdrawal from any Offering Period shall not have any effect upon such Participant’s eligibility to participate in any subsequent Offering Period or in any similar plan which may hereafter be adopted by the Company and for which such Participant is otherwise eligible. If a Participant withdraws all of the Participant’s Contributions with respect to an Offering Period, the Participant may participate in the Plan in successive Offering Periods by providing written notice to the Plan Administrator in accordance with provisions of Section 3.2 hereof and in accordance with any procedures the Plan Administrator may set.

7.3    Termination of Eligible Employee Status. Upon a Participant’s ceasing to be an Eligible Employee for any reason, including as a result of a termination of the Participant’s employment with the Company or any Designated Subsidiary, as the case may be, for any reason (including retirement or death), such Participant shall be deemed to no longer be a Participant under the Plan, and the Contributions credited to such Participant’s account shall be refunded to him or her as soon as reasonably practicable, or, in the case of his or her death, to the person or persons entitled thereto under Section 12.1 hereof.

ARTICLE VIII

NO INTEREST ON CONTRIBUTIONS

8.1    No Interest on Contributions. No interest will be paid or allowed on any Contributions made pursuant to the Plan or credited to the account of or distributed to any Participant.

ARTICLE IX

STOCK

9.1    Maximum Shares. Subject to the provisions of Sections 12.3 and 12.4 hereof, the maximum number of shares of Common Stock that may be issued under the Plan shall be 1,886,000 shares, which number shall be automatically increased on the first day of each calendar year following the calendar year in which the effective date of the Plan falls in an amount equal to the lesser of (a) one percent (1.00%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding calendar year and (b) a lower number of shares of Common Stock as determined by the Board. Shares issued under the Plan may be authorized but unissued shares of Common Stock or treasury shares (including, without limitation, shares acquired by the Company on the open market). Notwithstanding anything in this Section 9.1 to the contrary, the number of shares of Common Stock that may be issued or transferred pursuant to the rights granted under the Plan shall not exceed an aggregate of 11,319,000 shares of Common Stock, subject to Sections 12.3 and 12.4 hereof.

9.2    Participant’s Interest in Shares. No Participant shall be deemed for any purpose to be the owner of shares of Common Stock subject to any Purchase Right held by such Participant unless and until (a) the Purchase Right shall have been exercised as provided in Section 6.1 hereof, (b) the Company shall have issued and delivered shares of Common Stock or evidence of book entry shares to the Participant and (c) the Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock. Shares of Common Stock purchased by a Participant under the Plan will be recorded in the books and records of the Company in the name of the Participant.

ARTICLE X

ADMINISTRATION

10.1    Plan Administrator. The Plan shall be administered by the Committee. The Committee may delegate any or all of its administrative authority under the Plan to a committee comprised of officers or senior level employees of the Company (the “Administrative Committee”). However, the Administrative Committee shall not have the authority to (i) increase the maximum number of shares available for issuance under the Plan or the maximum number of shares that may be purchased by any Participant for any Offering Period (other than for adjustments under Section 12.3), (ii) modify the eligibility requirements under the Plan, (iii) designate a Subsidiary as a Designated Subsidiary, (iv) change the maximum duration of Offering Periods, (v) establish or change the Offering Price for any Offering Period or (vi) take any action specifically reserved by the Committee.

10.2    Actions of Committee and Administrative Committee. The Committee and the Administrative Committee, as applicable, shall hold meetings when it deems necessary and shall keep minutes of its meetings. The acts of a majority of the total membership of the Committee or Administrative Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee or the Administrative Committee, as applicable. Determinations or actions under the Plan to be made or taken by the Plan Administrator may be taken by action of either the Committee or the Administrative Committee (subject to the limitations in Section 10.1) and determinations or actions under the Plan to be made or taken by the Committee may only be taken by action of the Committee.

10.3    Authority of Plan Administrator. Subject to the provisions of the Plan, the Plan Administrator shall have the authority to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Plan Administrator may establish any policies or procedures that in its discretion are necessary or appropriate for the operation and administration of the Plan and may adopt rules for the administration of the Plan. All decision and determinations by the Plan Administrator in the exercise of its powers hereunder shall be final, binding and conclusive upon all parties.

10.4    No Liability. No member of the Committee or the Administrative Committee will be liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company will indemnify each member of the Committee and the Administrative Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of, or otherwise dealing with any claim, cause of action, or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder; provided that no Committee or Administrative Committee member may settle any such claim without the written consent of the Board.

ARTICLE XI

FOREIGN JURISDICTIONS

11.1    The Plan Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing sentence, the Plan Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, contributing to the Plan by means other than payroll deductions, payment of interest on Contributions, conversion of local currency, withholding procedures, withdrawing from the Plan, beneficiary designations, the use of funds and handling of stock certificates which may vary to comply with or facilitate compliance with local law and procedures. The Plan Administrator may also exclude from any Offering any employee of the Company or a Designated Subsidiary who is a citizen or resident of a foreign jurisdiction where (i) the grant of an option pursuant to the Offering is prohibited under the laws of that jurisdiction or (ii) compliance with the laws of that jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

11.2    The Plan Administrator may also adopt Plan supplements applicable to particular Designated Subsidiaries, which supplements may (as determined by the Plan Administrator) constitute provisions of this Plan applicable to such Designated Subsidiaries or one or more sub-plans not intended to comply with Section 423 of the Code. The terms and conditions of any such sub-plan shall supersede the provisions of this Plan to the extent determined by the Plan Administrator, with the exception of Section 9.1, but unless otherwise so superseded, the provisions of this Plan shall be deemed incorporated into any such sub-plan.

ARTICLE XII

MISCELLANEOUS

12.1    Designation of Beneficiary. To the extent permitted by applicable law, the Company may from time to time permit each Participant to name one or more individuals to whom (i) any shares of Common Stock and cash, if any, is to be delivered and paid from such Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date but prior to delivery to such Participant of such shares and cash and (ii) cash, if any, is to be paid in the event of such Participant’s death prior to a Purchase Date. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Plan Administrator, any shares of Common Stock or cash remaining in the Participant’s account at the Participant’s death shall be delivered or paid to the Participant’s estate.

12.2    Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

12.3    Adjustment Upon Changes in Capitalization, Dissolution, Liquidation or Corporate Transaction.

(a)    Changes in Capitalization.

(i)    In the event of a Change in Capitalization, the Committee shall make such adjustments, if any, as it determines are equitable and appropriate to (A) the maximum number and class of shares of Common Stock or other stock or securities with respect to which Purchase Rights may be granted under the Plan, (B) the maximum number and class of shares of Common Stock or other stock or securities that may be issued upon exercise of Purchase Rights under the Plan, (C) the maximum number and class of shares of Common Stock or other stock or securities with respect to which Purchase Rights may be granted to any Eligible Employee in any calendar year and (D) the number and class of shares of Common Stock or other stock or securities which are subject to outstanding Purchase Rights granted under the Plan and the Offering Price therefor, if applicable.

(ii)    Any such adjustment in the shares of Common Stock or other stock or securities subject to outstanding Purchase Rights (including any adjustments in the Offering Price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 423 and 424 of the Code.

(iii)    If, by reason of any such adjustment, a Participant shall be entitled to, or a Participant shall be entitled to exercise a Purchase Right with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions that were applicable to the shares of Common Stock subject to the Purchase Right prior to such adjustment.

(b)    Corporate Transactions.

(i)    In the event of a Corporate Transaction, the Committee shall have the option, in its discretion, to (A) cause each Purchase Right to be assumed or an equivalent purchase right substituted by the successor corporation of a parent or subsidiary of the successor corporation, (B) accelerate the next Purchase Date with respect to the Offering Period then in progress to any payroll date preceding the Corporate Transaction and promptly refund (without interest) any cash balance remaining in a Participant’s account to such Participant or (C) terminate the Offering Period then in progress immediately prior to the consummation of such Corporate Transaction and refund the entire cash balance of a Participant’s account to such Participant as soon as reasonably practicable.

12.4    Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 12.3 hereof) or (b) change the class of Employees eligible to receive Purchase Rights under the Plan; and provided, further, however, that no termination, modification or amendment of the Plan may, without the consent of a Participant then having a Purchase Right under the Plan, adversely affect the rights of such Participant under such Purchase Right, except that the foregoing shall not prohibit the Company from terminating the Plan at any time (including during an Offering Period) and applying the amounts theretofore withheld from a Participant to the purchase of shares of Common Stock as if the termination date of the Plan were a Purchase Date and promptly refunding (without interest) any cash balance remaining in such Participant’s account to the Participant.

12.5    Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or purchase rights other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.6    Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)    give any person any right to be granted a Purchase Right except as specifically provided in the Plan;

(b)    give any person any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

(c)    limit in any way the right of the Company to terminate the employment of any person at any time; or

(d)    be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

12.7    Conditions to Issuance of Shares.

(a)    The issuance of shares of Common Stock is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Plan Administrator determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, no shares of Common Stock shall be or shall be deemed to be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Plan Administrator. Any person exercising a Purchase Right or receiving shares of Common Stock shall make such representations and agreements and furnish such information as the Plan Administrator may request to assure compliance with the foregoing or any other applicable legal requirements.

(b)    Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Plan Administrator may require any individual receiving shares of Common Stock pursuant to exercise of any Purchase Right, as a condition precedent to receipt of such shares of Common Stock, to represent and warrant to the Company in writing that the shares of Common Stock acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares of Common Stock shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

12.8    Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

12.9    Effective Date. The effective date of the Plan shall be the date of approval of the Plan by the Board, subject to the approval of the Company’s stockholders within twelve (12) months after the Effective Date.

12.10    Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data about the Participant and the Participant’s participation in the Plan.

12.11    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.